UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008
NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11123	36-3817266

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

333 West Wacker Drive, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
(312) 917-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information
Item 2.02   Results of Operations and Financial Condition.
The information in Item 2.02 of this Report and the Exhibits attached hereto shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. Unless otherwise indicated, the terms “we”, “us”, “our” and “Nuveen Investments” refer to Nuveen Investments, Inc. and, where appropriate, its subsidiaries.
While Nuveen Investments is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act, we are required to file, pursuant to the terms of our outstanding 10 1/2% Senior Notes due 2015, a copy of all of substantially the same quarterly financial information that would be required to be contained in a filing by us with the Securities and Exchange Commission on Form 10-Q, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In order to satisfy our contractual obligations under the notes, we are publishing our unaudited consolidated balance sheets as of March 31, 2008 and December 31, 2007 and unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the three months ended March 31, 2008 and 2007 (the “Consolidated Financial Statements”) via this Report on Form 8-K. The Consolidated Financial Statements and notes thereto are attached hereto as Exhibit 99.1.
In addition, set forth below is our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2008 and 2007, which should be read in conjunction with the Consolidated Unaudited Financial Statements and related notes, as well as a discussion of Quantitative and Qualitative Disclosures About Market Risks.
On May 15, 2008, we issued a press release announcing our First Quarter earnings. The text of the press release is attached hereto as Exhibit 99.2
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion and analysis in conjunction with the Consolidated Financial Statements filed with this Form 8-K at Exhibit 99.1, including the notes thereto. The statements in this discussion and analysis regarding industry outlook, our expectations regarding our future performance and our liquidity and capital resources and other non-historical statements in this discussion are forward-looking statements. See “Forward-Looking Information and Risks” below. Our actual results may differ materially from those contained in or implied in any forward-looking statements due to numerous risks and uncertainties, including, but not limited to, the risk and uncertainties described in “Forward-Looking Information and Risks” below.
Description of the Business
The principal businesses of Nuveen Investments are investment management and related research, as well as the development, marketing and distribution of investment products and services for the high-net-worth and institutional market segments. We distribute our investment products and services, which include managed accounts, closed-end exchange-traded funds (“closed-end funds”), and open-end mutual funds (“open-end funds” or “mutual funds”) primarily to high-net-worth and institutional investors through intermediary firms including broker-dealers, commercial banks, private banks, affiliates of insurance providers, financial planners, accountants, consultants and investment advisors.

We derive a substantial portion of our revenue from investment advisory fees, which are recognized as services are performed. These fees are directly related to the market value of the assets we manage. Advisory fee revenues generally will increase with a rise in the level of assets under management. Assets under management will rise through sales of our investment products or through increases in the value of portfolio investments. Assets under management may also increase as a result of reinvestment of distributions from funds and accounts. Fee income generally will decline when assets under management decline, as would occur when the values of fund portfolio investments decrease or when managed account withdrawals or mutual fund redemptions exceed gross sales and reinvestments.
In addition to investment advisory fees, we have two other main sources of operating revenue: performance fees and distribution and underwriting revenue. Performance fees are earned when investment performance on certain institutional accounts and hedge funds exceeds a contractual threshold. These fees are recognized only at the performance measurement date contained in the individual account management agreement. Distribution revenue is earned when certain funds are sold to the public through financial advisors. Generally, distribution revenue will rise and fall with the level of our sales of mutual fund products. Underwriting fees are earned on the initial public offerings of our closed-end funds. The level of underwriting fees earned in any given year will fluctuate depending on the number of new funds offered, the size of the funds offered and the extent to which we participate as a member of the syndicate group underwriting the fund. Also included in distribution and underwriting revenue is revenue relating to our MuniPreferred® and FundPreferred®. These are types of auction rate preferred stock (“ARPS”) issued by our closed-end funds, shares of which have historically been bought and sold through a secondary market auction process. A participation fee has been paid by the fund to the auction participants based on shares traded. Access to the auction must be made through a participating broker. We have offered non-participating brokers access to the auctions, for which we earned a portion of the participation fee. Beginning in mid-February 2008, the auctions for our ARPS, for the ARPS issued by other closed-end funds and for other auction rate securities began to fail on a widespread basis and have continued to fail.
Sales of our products, and our profitability, are directly affected by many variables, including investor preferences for equity, fixed-income or other investments, the availability and attractiveness of competing products, market performance, continued access to distribution channels, changes in interest rates, inflation, and income tax rates and laws.
Recent Events
Acquisition of the Company
On June 19, 2007, Nuveen Investments, Inc. (the “Predecessor”) entered into an agreement (the “Merger Agreement”) under which a group of private equity investors led by Madison Dearborn Partners, LLC (“MDP”) agreed to acquire all of the outstanding shares of the Predecessor for $65.00 per share in cash. The Board of Directors and shareholders of the Predecessor approved the Merger Agreement. The transaction closed on November 13, 2007 (the “Effective Date”).
On the effective date, Windy City Investments Holdings, LLC (“Holdings”) acquired all of the outstanding capital stock of the Predecessor for approximately $5.8 billion in cash. Holdings is owned by MDP, affiliates of Merrill Lynch Global Private Equity and certain other co-investors and certain of our employees, including senior management. Windy City Investments, Inc. (the “Parent”) and Windy City Acquisition Corp. (the “Merger Sub”) are corporations formed by Holdings in connection with the acquisition and, concurrently with the closing of the acquisition on November 13, 2007, the Merger Sub merged with and into Nuveen Investments which was the surviving corporation (the ‘Successor”) and assumed the obligations of the Merger Sub by operation of law.
The Merger Agreement and plan of merger and the related financing transactions resulted in the following events which are collectively referred to as the “Transactions”:

•	the purchase by the equity investors of common units of Holdings for approximately $2.8 billion in cash and/or through a roll-over of existing equity interest in Nuveen Investments;

•
the entering into by the Merger Sub of a new senior secured credit facility comprised of : (1) a $2.3 billion term loan facility with a term of seven years and (2) a $250 million revolving credit facility with a term of six years, which are discussed in “Capital Resources, Liquidity and Financial Condition”, below;

•	the offering by the Merger Sub of $785 million of senior notes, which are discussed in ‘Capital Resources, Liquidity and Financial Condition”, below:

•	the merger of the Merger Sub with and into Nuveen Investments, with Nuveen Investments as the surviving corporation, and the payment of the related merger consideration; and

•	the payment of approximately $174 million of fees and expenses related to the Transactions, including approximately $51 million of fees expensed.
Immediately following the merger, Nuveen Investments became a wholly-owned subsidiary of the Parent and a wholly-owned indirect subsidiary of Holdings.
The purchase price of the Company has been preliminarily allocated to the assets and liabilities acquired based on their estimated fair market values at the date of acquisition.
Unless the context requires otherwise, “Nuveen Investments,” “we,” “us,” “our,” or the “Company” refers to the Successor and its subsidiaries, and for periods prior to November 13, 2007, the Predecessor and its subsidiaries.
The acquisition of Nuveen Investments was accounted for as a business combination using the purchase method of accounting, whereby the purchase price (including liabilities assumed) was preliminarily allocated to the assets acquired based on their estimated fair market values at the date of acquisition and the excess of the total purchase price over the fair value of the Company’s net assets was allocated to goodwill. The purchase price paid by Holdings to acquire the Company and related preliminary purchase accounting adjustments were “pushed down” and recorded on Nuveen Investments and its subsidiaries’ financial statements and resulted in a new basis of accounting for the “successor” period beginning on the day the acquisition was completed. As a result, the purchase price and related costs were preliminarily allocated to the estimated fair values of the assets acquired and liabilities assumed at the time of the acquisition based on management’s best estimates, which were based in part on the work of external valuation specialists engaged to perform valuations of certain of the tangible and intangible assets.
As a result of the consummation of the Transactions and the application of purchase accounting as of November 13, 2007, the Consolidated Financial Statements for periods after November 13, 2007 are presented on a different basis than that for periods prior to November 13, 2007 and therefore are not comparable to prior periods.

Summary of Operating Results
The table presented below highlights the results of our operations for the three-month periods ended March 31, 2008 and 2007:

Financial Results Summary
Company Operating Statistics
(in millions)

Quarter ended March 31,	2008	2007	% change

Gross sales of investment products	$4,254	$8,134	(48)
Net flows of investment products	(3,042)	3,033	—
Assets under management (1)	153,026	166,095	(8)
Operating revenues	196.8	196.8	-
Operating expenses	125.8	105.8	19
Net interest expense	68.3	5.9	++
Income taxes	(19.3)	34.2	—
Net income/(loss)	(29.5)	52.3	—

(1)	At period end.
Results of Operations
The following discussion and analysis contains important information that should be helpful in evaluating our results of operations and financial condition, and should be read in conjunction with the Consolidated Financial Statements and related notes.
Gross sales of investment products (which include new managed accounts, deposits into existing managed accounts and the sale of open-end and closed-end fund shares) for the three-month periods ended March 31, 2008 and 2007 are shown below:

Gross Investment Product Sales
(in millions)

Quarter Ended March 31,	2008	2007
Closed-End Funds	$2	$295
Mutual Funds	1,354	1,682
Retail Managed Accounts	1,701	2,759
Institutional Managed Accounts	1,197	3,398

Total	$4,254	$8,134

First quarter gross sales were down 48% versus sales in the first quarter of the prior year, driven mainly by lower sales of retail and institutional managed account products during the quarter. Institutional managed account sales were down $2.2 billion, or 65% versus sales in the first quarter of the prior year. We believe that investor caution as a result of increased market volatility dampened institutional sales for the quarter. In addition, during the first quarter of the prior year our institutional sales included approximately $0.9 billion raised with our CDO (Collateralized Debt Obligation) and CLO

(Collateralized Loan Obligation) offerings. There were no new CLO or CDO offerings in the first quarter of the current year. Retail managed account sales were $1.7 billion, down 38% versus sales in the first quarter of the prior year. The largest driver of the decline was a 59% decline in Tradewinds value-style international account sales and a 57% decline in NWQ value-style managed account sales. Mutual fund gross sales were down 20%, driven by a 20% decline in municipal and a 50% decline in value equity fund sales. During the first quarter of the prior year we had one closed-end fund offering through which we raised $0.3 billion. There were no new closed-end fund offerings in the first quarter of the current year.
Net flows of investment products for the three-month periods ended March 31, 2008 and 2007 are shown below:

Net Flows
(in millions)

Quarter Ended March 31,	2008	2007
Closed-End Funds	$3	$316
Mutual Funds	61	1,015
Retail Managed Accounts	(2,522)	(547)
Institutional Managed Accounts	(584)	2,249

Total	$(3,042)	$3,033

During the quarter we experienced redemptions and dampened flows in mutual funds, retail managed accounts and institutional accounts, in large part due to the challenging market environment and 2007 investment underperformance versus benchmark across a few managed account styles. In addition, net outflows for the quarter were $3.0 billion, primarily driven by $2.5 billion in retail managed account outflows. Institutional net outflows were $0.6 billion in the quarter while mutual fund net flows were $0.1 billion.
The following table summarizes net assets under management:

Net Assets Under Management
(in millions)

	March 31,	December 31,	March 31,
	2008	2007	2007
Closed-End Funds	$ 50,627	$ 52,305	$ 53,091
Mutual Funds	18,415	19,195	19,584
Retail Managed Accounts	49,431	54,919	58,713
Institutional Managed Accounts	34,553	37,888	34,707

Total	$153,026	$164,307	$166,095

Assets under management ended the quarter at just over $153 billion, a decrease of 8% versus assets under management at the end of the first quarter of 2007 and a decrease of 7% versus assets under management at the end of the prior year. At March 31, 2008, 49% of our assets were in equity portfolios, 41% in municipal portfolios and 10% in taxable fixed-income portfolios.

The following table presents the component changes in our assets under management for the three-month periods ended March 31, 2008 and 2007:

Change in Net Assets Under Management
(in millions)

Quarter Ended March 31,	2008	2007
Gross Sales	$4,254	$8,134
Reinvested Dividends	69	103
Redemptions	(7,365)	(5,204)

Net Flows	(3,042)	3,033
Appreciation/(Depreciation)	(8,240)	1,453

Increase/Decrease in Assets	$(11,282)	$4,486

Assets were down $11.3 billion during the first quarter as a result of both net outflows and market depreciation for the period. Market movement during the quarter was comprised of $6.0 billion equity market depreciation, $1.5 billion of municipal market depreciation and $0.8 billion of taxable fixed-income market depreciation.
Investment advisory fee income, net of sub-advisory fees and expense reimbursements, is shown in the following table:

Investment Advisory Fees(1)
(in thousands)

Quarter Ended March 31,	2008	2007
Closed-End Funds	$67,309	$63,873
Mutual Funds	26,304	26,382
Managed Accounts	99,145	99,461

Total	$192,758	$189,716

(1)	Sub-advisory fee expense for the three-month periods ended March 31, 2008 and 2007 was $7.1 million and $8.1 million, respectively.
Advisory fees for the quarter increased 2% versus the prior year driven primarily by an increase in fees on closed-end funds. Fees on both closed-end funds and mutual funds benefitted from an extra day in the quarter as a result of 2008 being a leap year. Closed-end fund fees increased despite a decline in average assets under management (“AUM”) as a result of the increase in the number of days for the quarter as well as from an overall increase in yield on these funds. The yield increase on the closed-end funds was mainly driven by a reduction in sub-advisory fee expense as we were able to leverage our internal investment capabilities and eliminated the need to access these capabilities through external sub-advisory relationships. Mutual fund fees were fairly flat for the quarter as the extra day of revenue offset a decline in fees due to a reduction in average AUM. Managed account fees were also flat for the quarter. Although average AUM on managed accounts was down year-over-year, beginning AUM for the quarter, on which nearly 80% of our fees are earned, was up slightly year-over-year.

Product distribution revenue for the three-month periods ended March 31, 2008 and 2007 is shown in the following table:

Product Distribution
(in thousands)

Quarter Ended March 31,	2008	2007
Closed-End Funds	$(39)	$410
Muni/Fund Preferred®	1,098	1,030
Mutual Funds	172	(18)

Total	$1,231	$1,422

Product distribution revenue decreased slightly for the quarter due mainly to a decline in underwriting revenue. There were no new closed-end fund offerings in the first quarter of 2008.
Performance Fees/Other Revenue
Performance fees/other revenue consists of performance fees earned on institutional assets and various fees earned in connection with services provided on behalf of our defined portfolio assets under surveillance. Performance fees for the first quarter of 2008 were $1.7 million, down from $5.6 million in the first quarter of 2007.
Operating Expenses
The following table summarizes operating expenses for the three-month periods ended March 31, 2008 and 2007:

Operating Expenses
(in thousands)

Quarter ended March 31,	2008	2007
Compensation and benefits	$77,022	$73,475
Advertising and promotional costs	3,593	3,391
Occupancy and equipment costs	6,544	6,741
Amortization of intangible assets	16,200	1,967
Travel and entertainment	3,341	2,185
Outside and professional services	9,113	8,005
Minority interest expense	859	2,335
Other operating expenses	9,164	7,673

Total	$125,836	$105,772

Compensation and Benefits
Compensation and related benefits increased $3.5 million versus the prior year. The main driver of the increase was an increase in base compensation as a result of both salary increases and headcount additions.

Amortization of Intangibles
Amortization of intangibles increased $14.2 million during the first quarter of 2008 as a result of the Transactions.
Travel and Entertainment
Travel and entertainment expenses increased $1.2 million for the quarter.
Outside and Professional Services
Outside and professional services expense increased $1.1 million for the first quarter primarily due to increases in electronic information and information technology expenses as we provide our investment and research teams with more data and other tools to better manage their portfolios.
Minority Interest Expense
Minority interest expense results from key employees at NWQ, Tradewinds, Symphony, and Santa Barbara having been granted non-controlling equity-based profits interests in their respective businesses. For additional information on minority interest expense, please refer to “Capital Resources, Liquidity and Financial Condition — Equity” below.
All Other Operating Expenses
All other operating expenses, including advertising and promotional costs, occupancy and equipment and other expenses increased approximately $1.5 million for the first quarter driven mainly by recruiting and relocation.
Other Income/(Expense)
Other income/(expense) includes realized gains and losses on investments and miscellaneous income/(expense), including the gain or loss on the disposal of property.
The following is a summary of other income/(expense) for the three-month periods ended March 31, 2008 and 2007:

Other Income/(Expense)
(in thousands)

Quarter Ended March 31,	2008	2007

Gains/(Losses) on Investments	$(75,169)	$1,391
MDP Transaction (Expense)	(295)	—
Miscellaneous Income/(Expense)	(565)	(77)

Total	$(76,029)	$1,314

Included in gains/(losses) on investments in the first quarter of 2008 is $49.4 million of non-cash unrealized mark-to-market loss on derivative transactions entered into as a result of the Transactions. Also included in gains/(losses) on investments is $25.8 million in non-cash losses on the consolidated CLO (see also “Minority Interest Income/(Expense) from Consolidated Investment Vehicles” below). In addition to the investment losses reported on the consolidated CLO, we recorded approximately $0.6 million in miscellaneous expense also as a result of the consolidation of the CLO. During the quarter we recorded an additional $0.3 million of expense as a result of the Transactions.
Minority Interest Income/(Expense) from Consolidated Investment Vehicles
Minority interest income/(expense) from consolidated investment vehicles includes income related to the CLO which is required to be consolidated (See Note 9 to our Consolidated Financial Statements “Symphony CLO V” attached hereto as Exhibit 99.1). We have no equity interest in this CLO investment vehicle and all gains and losses recorded in our financial statements are attributable to other investors. For the quarter ended March 31, 2008, we recorded a $24.5 million net loss on this investment which is offset in minority interest revenue from consolidated investment vehicles.
Net Interest Expense
The following is a summary of net interest expense for the three-month periods ended March 31, 2008 and 2007:

Net Interest Expense
(in thousands)

Quarter Ended March 31,	2008	2007

Dividend and Interest Revenue	$10,948	$3,124
Interest Expense	(79,216)	(9,030)

Total	$(68,268)	$(5,906)

Net interest expense increased $62.4 million in the first quarter due to an increase in outstanding debt. Included in net interest expense is $1.8 million of net interest expense related to the consolidated CLO. This net interest expense is comprised of $7.6 million in dividend and interest revenue, offset by $5.8 million of interest expense.
Recent Accounting Pronouncements
SFAS No. 160 – Non-Controlling Interests
During December 2007, the FASB issued SFAS No. 160, “Non-Controlling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51” (“SFAS 160”). SFAS No. 160 amends Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to establish accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This pronouncement clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity, separate from the parent’s equity, in the consolidated financial statements. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008; earlier adoption is prohibited. SFAS No. 160 requires retroactive adoption of the presentation and disclosure requirements for existing non-controlling interests. All other requirements of SFAS No. 160 shall be applied prospectively. We are currently evaluating the potential impact of SFAS No. 160 to our consolidated financial statements.
SFAS No. 161 – Amendment to FASB Statement No. 133
On March 19, 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133” (“SFAS No. 161”). SFAS No. 161 is intended to improve transparency in financial reporting by requiring enhanced qualitative and quantitative disclosures of an entity’s derivative instruments and hedging activities. Additional disclosures that will be required under SFAS No. 161 include: how and why an entity uses derivatives; how derivative instruments and related hedged items are accounted for under SFAS No. 133; how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows; credit-risk-related information pertaining to derivative instruments held; location and fair value amounts of derivative instruments reported in the statement of financial position; and location and amount of gains and losses reported in the income statement on derivative instruments and related hedged items. SFAS No. 161 applies to all derivatives within the scope of SFAS No. 133, “Accounting for Derivative and Hedging Activities” (“SFAS No. 133”). It also applies to non-

derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS No. 133. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption permitted. We will adopt SFAS 161 on January 1, 2009 and are currently evaluating the potential impact on our financial statements when implemented.
Capital Resources, Liquidity and Financial Condition
Our primary liquidity needs are to fund capital expenditures, service indebtedness and support working capital requirements. Our principal sources of liquidity are cash flows from operating activities and borrowings under available credit facilities and long-term notes.
In connection with the Transactions, we significantly increased our level of debt. As of March 31, 2008, we have outstanding approximately $3.6 billion in aggregate principal amount of indebtedness, with an additional $250 million borrowing capacity available under our new revolving credit facility.
Senior Secured Credit Facilities
Our new senior secured credit facility (the “Credit Facility”) consists of a $2.3 billion term loan facility and a $250 million secured revolving credit facility. All borrowings under the Credit Facility bear interest at a rate per annum equal to LIBOR plus 3.0%. In addition to paying interest on outstanding principal under the Credit Facility, we are required to pay a commitment fee to the lenders in respect of the unutilized loan commitments at a rate of 0.3750% per annum. We received approximately $2.3 billion in net proceeds after discounts and underwriting commissions. The net proceeds were used as part of the financing that was used to consummate the Transactions. As of March 31, 2008, there were no borrowings under the revolving credit facility.
All obligations under the Credit Facility are guaranteed by the Parent and each of our present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker dealers). The obligations under the Credit Facility and these securities are secured, subject to permitted liens and other specified exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by us or any guarantor and (2) on a first lien basis by substantially all present and future assets of Nuveen Investments and each guarantor.
The senior secured term loan matures on November 13, 2014 and the senior secured revolving credit facility matures on November 13, 2013.
We are required to make quarterly payments under the senior term loan facility in the amount of $5,787,500 beginning on June 30, 2008. The credit agreement permits all or any portion of the loans outstanding to be prepaid.
The Credit Facility contains customary financial covenants, including but not limited to, maximum consolidated total secured leverage (net of certain cash and cash equivalents); certain other limitations on us and certain of our subsidiaries’ ability to incur additional debt; and other customary covenants.
Senior Unsecured Notes
Also in connection with the Transactions, we issued $785 million of senior unsecured notes (the “Senior Notes”). The Senior Notes mature on November 15, 2015 and pay a coupon of 10.5% based on par value, payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 2008. We received approximately $759 million in net proceeds after underwriting commissions and structuring fees. The net proceeds were used as part of the financing that was used to consummate the Transactions.

Obligations under the Senior Notes are guaranteed by the Parent and each of our existing and subsequently acquired or organized direct or indirect domestic subsidiaries (excluding subsidiaries that are broker dealers) that guarantee the debt under our credit agreement.
Senior Term Notes
On September 12, 2005, we issued $550 million of senior unsecured notes, consisting of $250 million of 5-year notes and $300 million of 10-year notes which remain outstanding. We received approximately $544 million in net proceeds after discounts. The 5-year senior term notes bear interest at an annual fixed rate of 5.0%, payable semi-annually beginning March 15, 2006. The 10-year senior term notes bear interest at an annual fixed rate of 5.5%, payable semi-annually also beginning March 15, 2006. The net proceeds from the notes were used to refinance outstanding debt. The costs related to the issuance of the senior term notes were capitalized and are being amortized to expense over their respective terms. From time to time the Company may, in compliance with the covenants under the new senior secured credit facilities and the indenture for the notes, redeem, repurchase or otherwise acquire for value these notes.
Other
In addition to the above facilities, our broker-dealer subsidiary may utilize available, uncommitted lines of credit with no annual facility fees, which approximate $50 million, to satisfy unanticipated, short-term liquidity needs. As of March 31, 2008 and December 31, 2007, no borrowings were outstanding on these uncommitted lines of credit.
Adequacy of Liquidity
We believe that funds generated from operations and existing borrowing capacity will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future. Our ability to continue to fund these items and to service debt may be affected by general economic, financial, competitive, legislative and regulatory factors, and the cost of litigation claims, among other things. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to use under our secured revolving credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.
Equity Plans
As part of the NWQ acquisition, key individuals of NWQ purchased a non-controlling, member interest in NWQ Investment Management Company, LLC. This purchase allowed management to participate in profits of NWQ above specified levels beginning January 1, 2003. Beginning in 2004 and continuing through 2008, the Company had the right to purchase the non-controlling members’ respective interests in NWQ at fair value. During the first quarter of 2008, we exercised our right to call all of the remaining Class 4 minority members’ interests for $23.6 million. As of March 31, 2008, we had repurchased all member interests outstanding under this program.
As part of the Santa Barbara acquisition, an equity opportunity was put in place to allow key individuals to participate in Santa Barbara’s earnings growth over the subsequent five years (Class 2 Units, Class 5A Units, Class 5B Units, and Class 6 Units, collectively referred to as “Units”). The Class 2 Units were fully vested upon issuance. One third of the Class 5A Units vested on June 30, 2007 and one third will vest on each of June 30, 2008 and June 30, 2009. One third of the Class 5B Units vested upon issuance, one third on June 30, 2007, and one third will vest on June 30, 2009. The Class 6 Units shall vest on June 30, 2009. During the three months ended March 31, 2008 and 2007, we recorded approximately $0.1 million and $0.7 million, respectively, of minority interest expense, which reflects the portion of profits applicable to the minority owners. The Units entitle the holders to receive a distribution of the cash flow from Santa Barbara’s business to the extent such cash flow exceeds certain thresholds. The distribution thresholds vary from year to year, reflecting Santa Barbara achieving certain profit levels and the distributions of profits interests are also subject to a cap in each year. Beginning in 2008 and continuing through 2012, we have the right to acquire the Units of the non-controlling members. During the first quarter of 2008, we exercised our right to call 100% of the Class 2 Units for approximately $30.0 million.
During 2006, new equity opportunities were put in place covering NWQ, Tradewinds and Symphony. These programs allow key individuals of these businesses to participate in the growth of their respective businesses over the subsequent six years. Classes of interests were established at each subsidiary (collectively referred to as “Interests”). Certain of these Interests vested or will vest on June 30, 2007, 2008, 2009, 2010 and 2011. During the first quarter of 2008 and 2007, we recorded approximately $0.5 million and $0.8 million, respectively, of minority interest expense, which reflects the portion of profits applicable to minority Interest owners. The Interests entitle the holders to receive a distribution of the cash flow from their business to the extent such cash flow exceeds certain thresholds. The distribution thresholds increase from year to year and the distributions of the profits interests are also subject to a cap in each year. Beginning in 2008 and continuing through 2012, we have the right to acquire the Interests of the non-controlling members. During the first quarter of 2008, we exercised our right to call all callable Interests outstanding for approximately $31.3 million.
Broker/Dealer
Our broker/dealer subsidiary is subject to requirements of the Securities and Exchange Commission relating to liquidity and capital standards. (See Note 3 to our Consolidated Financial Statements “Net Capital Requirements” attached hereto as Exhibit 99.1”).
Forward-Looking Information and Risks
From time to time, information we provide or information included in our filings with the SEC (including Management’s Discussion and Analysis of Financial Condition and Results of Operations in this Form 8-K and the notes to the Consolidated Financial Statements) may contain statements that are not historical facts, but are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or future financial performance and reflect management’s expectations and opinions. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or comparable terminology. These statements are only predictions, and our actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous known and unknown risks, uncertainties and other factors. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed below and elsewhere in this report. These factors may not be exhaustive, and we cannot predict the extent to which any factor, or combination of factors, may cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no responsibility to update publicly or revise any forward-looking statements, whether as a result of new information, future events or any other reason.
Risks, uncertainties and other factors that pertain to our business and the effects of which may cause our assets under management, earnings, revenues, and/or profit margins to decline include: (1) the adverse effects of declines in securities markets and/or poor investment performance by us; (2) the effects of the substantial competition that we face in the investment management business; (3) our inability to sustain the growth we have experienced in prior periods; (4) our inability to access third-party distribution channels to market our products or a reduction in fees we might receive for services provided in these channels; (5) a change in our asset mix to lower revenue generating assets; (6) a loss of key employees; (7) the effects of the failure of the auctions beginning in mid-February 2008 of the approximately $15 billion of auction rate preferred stock (“ARPS”) issued by our closed-end funds (which has resulted in a loss of liquidity for the holders of these ARPS) and our efforts to refinance the ARPS at their par value of $25,000 per share and the effects of any regulatory activity or litigation relating thereto; (8) a decline in the market for closed-end funds, mutual funds and managed accounts; (9) our failure to comply with various government regulations, including federal and state securities laws, and the rules of the Financial Industry Regulatory Authority; (10) the impact of changes in tax rates and regulations; (11) developments in litigation involving the securities industry or us; (12) our reliance on revenues from our investment advisory contracts which generally may be terminated on sixty days notice and, with respect to our closed-end and open-end funds, are also subject to annual renewal by the independent board of trustees of such funds; (13) adverse public disclosure, failure to follow client guidelines and other matters that could harm our reputation; (14) future acquisitions that are not profitable for us; (15) the effect on us of increased leverage as a result of our incurrence of additional indebtedness in connection with the Transactions; (16) the impact of accounting pronouncements; and (17) any failure of our operating personnel and systems to perform effectively.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
Market Risk
The following information, and information included elsewhere in this report, describes the key aspects of certain financial instruments that have market risk.
Interest Rate Sensitivity
Our obligations under the Credit Facility will expose our earnings to changes in short-term interest rates since the interest rate on this debt is variable. At March 31, 2008 the aggregate principal amount of our indebtedness is approximately $3.6 billion, of which approximately $2.3 billion is variable rate debt and approximately $1.3 billion is fixed rate debt. For our variable rate debt, we estimate that a 100 basis point increase (one percentage point) in variable interest rates would have resulted in a $23.2 million increase in annual interest expense (prior to any adjustment for interest rate hedges discussed below); however, it would not be expected to have a substantial impact on the fair value of the debt at March 31, 2008. A change in interest rates would have had no impact on interest incurred on our fixed rate debt or cash flow, but would have had an impact on the fair value of the debt. We estimate that a 100 basis point increase in interest rates from the levels at March 31, 2008 would result in a net decrease in the fair value of our debt of approximately $47.0 million.
The variable nature of our obligations under the Credit Facility creates interest rate risk. In order to mitigate this risk, we entered into nine interest rate swap derivative transactions and one collar derivative transaction that effectively converted $2.3 billion of our new variable rate debt into fixed-rate borrowings or borrowings that are subject to a maximum rate. In addition, at March 31, 2008 we held three basis swap derivative transactions with a notional amount of $1.5 billion. These basis swap derivatives effectively lock-in the expected future difference between one-month and three-month LIBOR as the primary reference rate for our variable debt. Collectively, these derivatives are referred to as the “New Debt Derivatives.” The New Debt Derivatives are not accounted for as hedges for accounting purposes. For additional information see Note 6 to our Consolidated Financial Statements “Derivative Financial Instruments” attached hereto as Exhibit 99.1. At March 31, 2008 the fair value of the New Debt Derivatives is a liability of $83.4 million. We estimate that a 100 basis point change in interest rates would have a $52.4 million impact on the fair value of the New Debt Derivatives.
Our investments consist primarily of company-sponsored managed investment funds that invest in a variety of asset classes. Additionally, we periodically invest in new advisory accounts to establish a performance history prior to a potential product launch. Company-sponsored funds and accounts are carried on our consolidated financial statements at fair market value and are subject to the investment performance of the underlying sponsored fund or account. Any unrealized gain or loss is recognized upon the sale of the investment. The carrying value of our investments in fixed-income funds or accounts, which expose us to interest rate risk, was approximately $76 million at March 31, 2008. We estimate that a 100 basis point increase in interest rates from the levels at March 31, 2008 would result in a net decrease of approximately $0.7 million in the fair value of the fixed-income investments at March 31, 2008. A 100 basis point increase in interest rates is a hypothetical scenario used to demonstrate potential risk and does not represent management’s view of future market changes.
Equity Market Sensitivity
As discussed above in the “Interest Rate Sensitivity” section, we invest in certain company-sponsored managed investment funds and accounts that invest in a variety of asset classes. The carrying value of our investments in funds and accounts subject to equity price risk is approximately $60 million at March 31, 2008. We estimate that a 10% adverse change in equity prices would result in a $6 million decrease in the fair value of our equity securities. The model to determine sensitivity assumes a corresponding shift in all equity prices.
We do not enter into foreign currency transactions for speculative purposes and currently have no material investments that would expose us to foreign currency exchange risk.
In evaluating market risk, it is also important to note that most of our revenue is based on the market value of assets under management. Declines of financial market values will negatively impact our revenue and net income.
Inflation
Our assets are, to a large extent, liquid in nature and therefore not significantly affected by inflation. However, inflation may result in increases in our expenses, such as employee compensation, advertising and promotional costs, and office occupancy costs. To the extent inflation, or the expectation thereof, results in rising interest rates or has other adverse effects upon the securities markets and on the value of financial instruments, it may adversely affect our financial condition and results of operations. A substantial decline in the value of fixed-income or equity investments could adversely affect the net asset value of funds and accounts we manage, which in turn would result in a decline in investment advisory and performance fee revenue.

Section 9 – Financial Statements and Exhibits
Item 9.01   Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Consolidated financial statements of Nuveen Investments, Inc. and its subsidiaries for the periods ended March 31, 2008 and 2007.
99.2	Press release of Nuveen Investments, Inc. issued May 15, 2008 (furnished herewith).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2008	NUVEEN INVESTMENTS, INC.

	By:	/s/ John L. MacCarthy

Name: John L. MacCarthy
Title: Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Consolidated financial statements of Nuveen Investments, Inc. and its subsidiaries for the periods ended March 31, 2008 and 2007.
99.2	Press release of Nuveen Investments, Inc. issued May 15, 2008 (furnished herewith).